                                                                   EXHIBIT 10.10

                                Amendment No. 2

                                      To

               Multex Electronic Distribution Services Agreement

This AMENDMENT No. 2 to Multex Electronic Distribution Services Agreement dated April 10, 1997 (the "Agreement") by and between BancAmerica ROBERTSON STEPHENS ("Bank") and Multex Systems Inc., ("Supplier") is entered into this 29th day of July, 1998 ("Amendment Date").

The Agreement is hereby amended by adding the following as new text:

1. Bank and Supplier acknowledge and agree that their continued business relationship requires that Supplier's performance not be adversely affected by the fact that some computer systems may not be able to recognize and properly process dates falling in the year 2000 and later ("Year 2000 Problem").

2. Supplier represents and warrants that, unless scheduled on Exhibit A to this Amendment, Services delivered or used pursuant to the Agreement (referred to in this Amendment as "Complaint Product") shall be "Year 2000 Complaint" as of the Compliance Date.

3.  "Year 2000 Complaint" means that

    (a) Complaint Product will accept, process and output data containing any dates falling in the range from 1900 through 2037 without loss of any functionality or any other processing anomalies, e.g. error or interruption, arising from or relating to the fact that a date occurs on or after September 9, 1999;

    (b) Compliant Product will correctly interpret and process every date that other software/hardware may deliver to the Complaint Product in the cause of processing data, as long as the date delivered conforms to the requirements of the Complaint Product, and it will deliver to interfacing software/hardware data that conform to a four-digit date format unless otherwise agreed; and

    (c) The determination of whether a year is a leap year is made in accordance with the Gregorian calendar.

4. Supplier shall notify Bank, within 60 days after the Amendment Date, of the first date ("Compliance Date") on which all Compliant Product it has supplied or will supply to Bank or any of its Affiliates in fact will be Year 2000 Complaint, which shall be no later than September 15, 1998. Supplier's representation and warranty shall be renewed as of the Compliance Date and be a continuing warranty for any Service, Software, or Equipment Supplier provides Bank.

5. Within 15 days after Bank's written request, but not more frequently than four times per year, Supplier shall report in writing its progress (a) toward making Compliant Product in fact Year 2000 Compliant by Compliance Date and (b) in carrying out its plan to be Year 2000 Ready (as defined below), including its then-current assessment of the date that it will be Year 2000 ready.

6. Supplier shall notify Bank, within 60 days after the Amendment Date, of the date format Supplier will use externally to achieve Year 2000 Compliance, which shall be four-digit year format unless otherwise agreed.

7. Notwithstanding any liability limitations set forth in this Agreement, Supplier shall provide Bank, at no additional charge, with any new versions, upgrades or releases, including engineering changes, etc. of Compliant Product which prevent or correct a breach of the warranties in this Section.

8. Supplier represents and warrants that it has implemented a plan and process to ensure that Supplier will be year 2000 ready no later than December 31, 1998. "Year 2000 Ready" means that Supplier will be able, notwithstanding the year 2000 Problem, to fulfill its obligations under this Agreement before and after the change from the 20th to the 21st century without delay or degradation of performance or quality.

9. Within 15 days after the Amendment Date, Supplier shall deliver to Bank in writing a copy of its plan for becoming Year 2000 Ready, including milestone dates and requirements, if any, for testing its systems with Bank. Unless otherwise agreed, this plan shall be Confidential Information.

10. Supplier shall inform Bank, within 15 days after the Amendment Date, of the Date format Supplier will use for any automated interface with Bank, which shall be a four-digit year, or two-digit month and two-digit day, unless otherwise expressly agreed.

Except as herein expressly amended, all provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.



                                     BANCAMERICA ROBERTSON
Multex Systems, Inc.                 STEPHENS
______________________               ("Bank")
("Supplier")

By:  /s/ Phil Callaghan              By:  /s/ Stuart Brogan
    ___________________                   _________________


     Phil Callaghan                       Stuart Brogan
_______________________              ______________________
          Print Name                            Print Name


            CFO                      Title:  Vice President
________________________             ______________________
          Title


                                     By:  __________________

                                     _______________________
                                            Print Name

                                     Title:  _______________